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                           INTERNATIONAL PAPER COMPANY

                            PENSION RESTORATION PLAN

                                       FOR

                               SALARIED EMPLOYEES





                             Effective April 1, 1991

                      As Amended Effective January 1, 1993








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                                    PREAMBLE


     The purpose of this International Paper Company Pension Restoration Plan for Salaried Employees (the "Plan") is to provide for the payment of supplemental pension benefits, out of the general assets of International Paper Company (the "Company"), to an eligible salaried employee in situations where such employee's full accrued pension benefits cannot be paid out of the trust established under the tax-qualified retirement plan or plans sponsored by the Company or any of its subsidiaries in which such employee participates because of statutory limitations imposed by Internal Revenue Code Sections 415 and 401(a)(17) and other statutes and regulations.

     The portion of this unfunded plan which provides benefits solely as a result of the impact of Internal Revenue Code Section 415 is an "excess benefit plan" as defined in Section 3 (36) of the Employee Retirement Income Security Act of 1974, as amended (and related provisions of the Internal Revenue Code of 1986, as amended). The Plan was authorized, effective April 1, 1991, by a resolution of the Board of Directors of the Company dated April 9, 1991.

     Effective January 1, 1993, the Plan was amended to recognize compensation deferred under a non-qualified savings plan of the Company or its United States subsidiaries and awards deferred under the Company's Management Incentive Plan.







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                                    ARTICLE I

                                   DEFINITIONS


     1.01 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     1.02 "Company" shall mean International Paper Company and any successor by merger, purchase or otherwise.

     1.03. "Effective Date" shall mean April 1, 1991.

     1.04. "Eligible Participant" shall mean any salaried employee of the Company or any of its United States subsidiaries or affiliated business entities who is a participant in a Pension Plan on or after the Effective Date and whose pension benefits determined on the basis of the provisions of such Pension Plan (without regard to the limitations of the Code) would exceed the Maximum Benefit permitted under Sections 415 and 401(a)(17) and other provisions of the Code, and who is not eligible for a comparable statutory limitation excess benefit under any other plan sponsored by the Company or its subsidiaries.

     1.05 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     1.06 "Maximum Benefit" shall mean the monthly equivalent of the maximum benefit permitted by the Code to be paid to an Eligible Participant by a Pension Plan under Sections 415, 401(a)(17) and other provisions of the Code.

     1.07 "Pension Plan" shall mean the Retirement Plan of International Paper Company as amended, and any other defined benefit tax-qualified retirement plan for salaried employees sponsored by the Company or any of its United States subsidiaries or affiliated business entities in which an Eligible Participant is a participant.

     1.08 "Plan" shall mean the International Paper Company Pension Restoration Plan for Salaried Employees as from time to time amended or restated, a portion of which shall be an unfunded excess benefit plan as defined in ERISA Section 3(36).

     1.09 "Unrestricted Benefit" shall mean the maximum monthly Normal or Early Retirement Benefit (whichever is applicable), determined on the basis of the provisions of a Pension Plan without regard to the limitations imposed under Sections 415 and 401(a)(17) of the Code or other statutory limitations, and by including in the Pension Plan's definition of "Compensation" any compensation deferred under a non-qualified savings plan sponsored by the Company or its United States subsidiaries and awards deferred under the Company's Management Incentive Plan, in the calendar year of deferral.






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                                   ARTICLE II

                            BENEFITS UNDER THIS PLAN


     2.01 Normal Retirement Benefit: Upon the Normal Retirement of an Eligible Participant (as provided under the applicable Pension Plan), such Eligible Participant shall be entitled to a monthly benefit from this Plan equal to the amount of his or her Unrestricted Benefit less the Maximum Benefit.

     2.02 Early Retirement Benefit: Upon the Early Retirement of an Eligible Participant (as provided under the applicable Pension Plan), such Eligible Participant shall be entitled to a monthly benefit from this Plan equal to his or her Unrestricted Benefit less the Maximum Benefit.

     2.03 Surviving Spouse's Benefit: In the event an Eligible Participant dies before benefit payments commence under Section 2.05 below, and his or her spouse is eligible for a surviving spouse's benefit under an applicable Pension Plan, the Eligible Participant's surviving spouse shall be entitled to a monthly benefit from this Plan equal to the surviving spouse's benefit determined in accordance with the provisions of the applicable Pension Plan (without regard to the limitations under the Code) less the Maximum Benefit.

     2.04 Coordination of Benefit Payments: In the event an Eligible Participant or surviving spouse entitled to a benefit under this Plan is also entitled to a benefit under the International Paper Company Unfunded Supplemental Retirement Plan for Senior Managers, the benefit determined under Section 2.01, 2.02 or
2.03 above shall be reduced by the amount of such other plan's benefit, determined on the same basis as this Plan's benefit.

     2.05 Forms of Benefit Payment: The forms of benefit payment available under this Plan (including joint and survivor annuity benefit options) shall be the same as under the provisions of the applicable Pension Plan. Any election made by an Eligible Participant as to form of benefit payment under the provisions of the Pension Plan shall be deemed also to have been made with respect to the benefit payable under this Plan, and any early retirement or actuarial reduction factors applied to the benefit elected under the Pension Plan shall be similarly applied to the benefit payable under this Plan. Benefits payable under this
Article II shall commence at the same time benefits payable under the applicable Pension Plan commence.

     2.06 Benefit Not Assignable: An Eligible Participant's rights under this Plan shall not be subject to assignment, encumbrance, garnishment, attachment or charge (whether voluntary or involuntary), and, in the event of any such assignment, action or proceeding, any benefit otherwise payable under this Plan shall be deemed terminated or forfeited.






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                                   ARTICLE III

                               GENERAL PROVISIONS


     3.01 Administration of Plan: The Plan Administrator of this Plan shall be the Vice President - Human Resources of the Company. This Plan shall be administered by the Plan Administrator who shall have discretion to interpret the provisions of the Plan, to determine the amount of benefits payable under the Plan, and to decide any questions or disputes arising under the Plan. All such decisions made by the Plan Administrator shall be final and binding on the Company, its subsidiaries, the Eligible Participants and their heirs or beneficiaries.

     3.02 Amendment or Termination of Plan: The Company reserves the right to amend, modify or terminate this Plan at any time by authority of its Board of Directors, provided that such action shall not adversely affect any Eligible Participant's rights to a benefit which has become payable pursuant to the provisions of this Plan prior to such action.

     3.03 Termination of Employment: Nothing contained in this Plan shall be construed as a contract of employment between the Company or a subsidiary and any Eligible Participant, or as a right of any Eligible Participant to be continued in employment of the Company or a subsidiary, or as a limitation on the right of the Company or a subsidiary to discharge any of its employees, with or without cause.